UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit M2-3, Level M2, The Vertical Podium, Avenue 3, Bangsar South City, No 8 Jalan Kerinchi, Kuala Lumpur, Malaysia	59200
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 2242-4913

Registrant’s Fax Number, Including Area Code: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Approval of Sea Sand Mining and Dredging License

NAMI Corp., via its wholly-owned subsidiary SBS Mining Corporation Sdn Bhd (“SBS”), in a joint venture with JHW Holdings Sdn Bhd, a private limited company incorporated in Malaysia (“JHW”; and together with SBS and NAMI, the “Group”), received a sea sand mining and dredging license from the Ministry of Water, Land and Natural Resources (Kementerian Air, Tanah, dan Sumber Asli) (“KATS”) on January 10, 2019. This mining license is granted to JHW and is in full force and effect until January 9, 2022.

On August 30, 2017, SBS entered into a partnership agreement with JHW to establish a venture for sea sand mining and dredging on the east coast of Peninsular Malaysia occupying an area spanning 20.57km², within the jurisdiction of the state of Terengganu, Malaysia (the “Area”). Pursuant to the agreement, JHW is responsible for carrying out and submitting to relevant authorities all necessary study reports, including but not limited to, Environmental Impact Assessment (“EIA”) reports, and feasibility and hydraulic studies with respect to the Area to obtain approval for the sea sand mining and dredging license (the “Final Approval”). SBS was responsible for bearing all costs and expenses incurred with respect to such applications. SBS has the exclusive rights to operate mining and extraction in the Area and is responsible for planning the operation, supervision, coordination, management and implementation of the mining operations of the Area. SBS agrees that net income from operations of the mining activities in the Area shall be allocated 25% to JHW and 75% to SBS pursuant to the terms of the partnership agreement.

The Group has fulfilled all regulatory requirements and obtained necessary approvals from all governmental agencies, including Department of Environment (“DOE”) (Jabatan Alam Sekitar), Department of Mineral and Geoscience Malaysia (“JMG”) (Jabatan Mineral dan Geosains Malaysia) and all 13 agencies under the jurisdiction of the state and federal governments of Malaysia.

The Group is committed to comply with all regulatory requirements and as such, submitted the EIA report on July 2018 and was duly approved by the DOE on September 2, 2018. In addition to preparing the EIA, the Group also obtained approval from JMG on September 14, 2018, and finally, the sea sand mining and dredging license was approved by KATS on January 10, 2019. The Group is now in a position to begin its sea sand mining operation.

Entry into Letter of Intent of granite mining business

On January 17, 2019, NAMI entered into a Letter of Intent with Pembinaan Kaya Hebat Sdn Bhd, a Malaysian corporation engaged in granite mining business (“PKH”) for the acquisition by NAMI of up to one hundred percent (100%) of the issued and outstanding capital stock of PKH with consideration at a purchase price at fair market value (the “Acquisition). The completion of the Acquisition is subject to various conditions precedent, including but not limited to negotiating and execution a form of purchase agreement that is acceptable to both parties, approval of the financial statements of both parties, and fair market valuation of PKH. In the event that NAMI is able to complete the Acquisition, it intends to operate PKH as its wholly-owned subsidiary or a majority-owned subsidiary.

NAMI Corp. aspires to become a global diversified mining company and is actively engaged in plans to expand by communicating with prospective mining businesses. NAMI Corp. is currently beginning to explore opportunities that may allow them to obtain certain granite mining concessions located in the state of Perak, Malaysia.

Together with sea sand mining and bauxite trading, the granite mining would be another step towards NAMI becoming a global diversified mining group.

Item 7.01 Regulation FD Disclosure

A press release was issued on January 24, 2019 announcing the obtain of sea sand mining and dredging license. A copy of that press release is attached hereto as Exhibit 99.1.

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FORWARD LOOKING STATEMENTS

This 8-K contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

☐	the uncertainty of profitability of ventures.
☐	other risks and uncertainties related to our business plan and business strategy.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Title
99.1	Press Release of Nami Corp. dated June 24, 2019 announcing that it has received a sea sand mining and dredging license.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI CORP.

Date: January 25, 2019	By:	/s/ Calvin Chin
	Name:	Calvin Chin
	Title:	Chief Executive Officer

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